UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 15, 2013

UBS-Barclays Commercial Mortgage Trust 2013-C6
(Exact name of issuing entity)

Barclays Commercial Mortgage Securities LLC
(Exact name of the depositor as specified in its charter)

UBS Real Estate Securities Inc.
Barclays Bank PLC
Redwood Commercial Mortgage Corporation
Natixis Real Estate Capital LLC
(Exact name of sponsors as specified in their charters)

Delaware	333-179413-01	27-010880
(State or other jurisdiction	(Commission File Number	(IRS Employer Identification
of incorporation of depositor)	of issuing entity)	No. of depositor)

745 Seventh Avenue
New York, New York	10019
(Address of principal executive offices of depositor)	(Zip Code of depositor)

Depositor’s telephone number, including area code	(212) 412-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.

On April 25, 2013, Barclays Commercial Mortgage Securities LLC (the “Depositor”) caused the issuance of the UBS-Barclays Commercial Mortgage Trust 2013-C6, Commercial Mortgage Pass-Through Certificates, Series 2013-C6 (the “Certificates”), pursuant to a Pooling and Servicing Agreement, dated as of April 1, 2013, among the Depositor, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Park Bridge Lender Services LLC, as operating advisor, and U.S. Bank National Association, as trustee, certificate administrator, paying agent and custodian.

The Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S Certificates were offered pursuant to the Depositor’s prospectus, dated April 3, 2013, as supplemented by the prospectus supplement, dated April 11, 2013 (the “Prospectus Supplement”).

This Form 8-K corrects a typographical error in the pass-through rate for the Class A-2 Certificates appearing on pages S-13, S-34 and S-175 of the Prospectus Supplement.  The pass-through rate for the Class A-2 Certificates is a per annum rate equal to 2.0668%, and not 2.0688% as stated in those pages.

Pursuant to the requirements of the Securities Exchange Act of 1934, the depositor has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 15, 2013	BARCLAYS COMMERCIAL MORTGAGE
SECURITIES LLC

	By:	/s/ Daniel Vinson
Name: Daniel Vinson
Title: Vice President